EXHIBIT 99.1

SPLASH BEVERAGE GROUP INVESTS IN AVICANNA, A LEADING CANNABINOID BIOPHARMACEUTICAL PLATFORM, ADVANCING ITS TRANSFORMATION INTO CANNABINOID HEALTHCARE

FORT LAUDERDALE, FL — June 15, 2026 — Splash Beverage Group, Inc. (NYSE American: SBEV) today announced the completion of a CDN$300,000 strategic investment in Avicanna Inc. (TSX: AVCN), a commercial-stage cannabinoid-based biopharmaceutical company focused on clinical research, patient care, and developing pharmaceutical products.

The investment represents a strategic capital allocation aligned with Splash’s previously announced transformation into a cannabinoid-based health, wellness, and healthcare-focused platform company.

Splash believes Avicanna has assembled one of the most sophisticated cannabinoid healthcare platforms operating today and is uniquely positioned for the continued evolution of the medical cannabinoid market in the United States.

“Avicanna has spent years building many of the capabilities we believe will define the future of cannabinoid medicine,” said Brady Cobb, Interim Chief Executive Officer of Splash Beverage Group. “As we evaluated opportunities across the sector, Avicanna stood out because of its combination of intellectual property, product portfolio, clinical development, healthcare-system integration, managing health insurance filings and integration, pharmaceutical expertise, and operational execution.”

Splash’s investment thesis is supported by several attributes that management believes distinguish Avicanna within the cannabinoid sector:

●	One of North America’s leading cannabinoid-based biopharmaceutical companies with proprietary formulations and clinical-stage pharmaceutical assets;

●	A commercial-stage pharmaceutical portfolio that includes Trunerox™, an approved cannabidiol treatment for severe epilepsy indications, and multiple clinical development programs targeting pain, inflammation, and dermatological conditions;

●	MyMedi.ca, one of Canada’s leading medical cannabis care platforms, providing pharmacist-led patient care, reimbursement support, insurance adjudication, and physician-guided patient access;

●	Real-world operating experience within Canada’s federally regulated medical cannabis system, one of the most advanced medical cannabinoid frameworks globally;

●	A vertically integrated international platform that includes pharmaceutical-grade cannabinoid manufacturing and active pharmaceutical ingredient production through its Colombian operations;

●	An experienced management team with deep expertise across healthcare, pharmaceuticals, clinical research, and cannabinoid medicine;

●	A debt-free balance sheet.

Splash believes the long-term cannabinoid opportunity will increasingly be defined by clinical evidence, physician participation, healthcare integration, reimbursement infrastructure, pharmaceutical-approved products, and regulatory compliance.

Management believes Avicanna has already built a platform around those principles and may be particularly well positioned as the U.S. healthcare and regulatory environment continues to evolve.

“In many respects, Avicanna has built and operated within a federally regulated medical cannabinoid framework that already incorporates many of the characteristics increasingly being evaluated across the United States healthcare system,” continued Cobb. “We view this investment as a strategic allocation into a company whose platform, capabilities, and operating experience may be uniquely suited for the next phase of cannabinoid medicine.”

On June 9, 2026, Splash completed a CDN$300,000 investment in Avicanna’s non-brokered private placement, acquiring 2,000,000 common shares and 1,000,000 warrants.

About Splash Beverage Group, Inc.

Splash Beverage Group, Inc. (NYSE American: SBEV) is a publicly traded company headquartered in Fort Lauderdale, Florida. The Company is pursuing a strategic transformation toward becoming a cannabinoid health, wellness, and biopharmaceutical platform through disciplined capital allocation, strategic investments, acquisitions, and other platform-building initiatives.

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Splash Beverage Group

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Splash Beverage Group
Info@SplashBeverageGroup.com

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Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s investment in Avicanna and the perceived or anticipated benefits and prospects thereof Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “potential,” “believe,” “estimate,” “forecast,” “project,” and similar words.

Forward-looking statements are based on current expectations and assumptions regarding the Company’s business and future conditions and are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by such forward-looking statements due to a variety of factors, including, without limitation, the possibility that the Company’s investment in Avicanna does not yield the benefits anticipated or sought, and the the status of evolving regulatory conditions within the cannabinoid and wellness industries.

Additional information concerning these and other risk factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.